Exhibit 4.4
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
    As of December 31, 2020, Biogen Inc. (the “Company”) has six classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) Common Stock; (2) 3.625% Senior Notes due 2022; (3) 4.050% Senior Notes due 2025; (4) 2.250% Senior Notes due 2030; (5) 5.200% Senior Notes due 2045 and (6) 3.150% Senior Notes due 2050.

Description of Common Stock
The following description of our Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Fourth Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.4 is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the General Corporation Law of Delaware for additional information.
Authorized Capital Stock
Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0005 per share, and 8,000,000 shares of Preferred Stock, par value $0.001 per share.
Voting Rights
Holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our Common Stock does not have cumulative voting rights.
Dividend Rights
Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.
Liquidation Rights
Subject to any preferential rights of outstanding shares of Preferred Stock, if any, holders of Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of liquidation, dissolution or winding up of the Company.
Other Rights and Preferences
Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of Common Stock may act by unanimous written consent.
Listing
The Common Stock is traded on The Nasdaq Stock Market LLC under the trading symbol “BIIB.”

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Description of Notes Due 2022, 2025 and 2045
The following description of our 3.625% Senior Notes due 2022 (the “notes due 2022”), the 4.050% Senior Notes due 2025 (the “notes due 2025”) and the 5.200% Senior Notes due 2045 (the “notes due 2045” and together with the notes due 2020, the notes due 2022 and the notes due 2025, the “notes”), is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture, dated as of September 15, 2015 (the “Base Indenture”), between Biogen Inc. and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture dated as of September 15, 2015 (the Base Indenture, as supplemented by the fist supplemental indentures, the “Indenture”), which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.4 is a part.
We encourage you to read the above referenced Indenture, as supplemented, for additional information.
As used in this Description of Notes, the terms “the Company,” “we,” “our,” “us” and other similar references refer only to Biogen Inc. and not to any of its subsidiaries.
General
•The notes due 2022 were initially limited to $1,000,000,000 aggregate principal amount. The maturity date of the notes due 2022 is September 15, 2022.
•The notes due 2025 were initially limited to $1,750,000,000 aggregate principal amount. The maturity date of the notes due 2025 is September 15, 2025.
•The notes due 2045 were initially limited to $1,750,000,000 aggregate principal amount. The maturity date of the notes due 2045 is September 15, 2045.
We may from time to time, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes of any of the series having the same ranking and the same interest rate, maturity and other terms as the notes of the applicable series. Any additional notes and the notes of such series will generally constitute a single series under the Indenture, provided that if the additional notes are not fungible with the notes of such series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.
Interest and Principal
The notes due 2022 bear interest at a fixed interest rate of 3.625%. The notes due 2025 bear interest at a fixed interest rate of 4.050%. The notes due 2045 bear interest at a fixed interest rate of 5.200%. Interest on the notes is payable semiannually on March 15 and September 15 of each year to holders of record at the close of business on the March 1 or September 1, whether or not a business day, immediately before the applicable interest payment date. The amount of interest payable on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months.
The notes were issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
If any interest payment date or the maturity date of the notes is not a business day, then the related payment of interest and/or principal payable on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
Ranking

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The notes are senior unsecured obligations and rank equal in right of payment with our other existing and future senior unsecured obligations, and senior in right of payment to any of our future subordinated indebtedness.
The notes are effectively subordinated to any secured obligations of ours to the extent of the value of the assets securing such obligations. The notes are structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of the notes have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries.
Optional Redemption
Optional redemption of notes due 2022
At any time and from time to time, the notes due 2022 are redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes due 2022, at a redemption price equal to the greater of:
•100% of principal amount of the notes due 2022 to be redeemed, or
•the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.
Optional redemption of notes due 2025
At any time and from time to time prior to June 15, 2025 (the date that is three months prior to maturity), the notes due 2025 are redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes due 2025, at a redemption price equal to the greater of:
•100% of principal amount of the notes due 2025 to be redeemed, or
•the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points, plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.
On or after June 15, 2025 (the date that is three months before maturity), the notes due 2025 may be redeemed, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes due 2025, at a redemption price equal to 100% of the principal amount of the notes due 2025 to be redeemed on the redemption date plus accrued and unpaid interest to, but not including, the date of redemption.
Optional redemption of notes due 2045
At any time and from time to time prior to March 15, 2045 (the date that is six months prior to maturity), the notes due 2045 are redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes due 2045, at a redemption price equal to the greater of:

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•100% of principal amount of the notes due 2045 to be redeemed, or
•the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 35 basis points, plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.
On or after March 15, 2045 (the date that is six months before maturity), the notes due 2045 may be redeemed, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes due 2045, at a redemption price equal to 100% of the principal amount of the notes due 2045 to be redeemed on the redemption date plus accrued and unpaid interest to, but not including, the date of redemption.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes of the applicable series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.
“Comparable Treasury Price” means, with respect to any notes of a series on any redemption date, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by us.
“Reference Treasury Dealer” means each of Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus three other primary U.S. Government securities dealers in The City of New York selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.
On and after the redemption date for the notes of the applicable series, interest will cease to accrue on the notes of that series or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before the redemption date for the notes of that series, we will deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes of that series to be redeemed will be selected by DTC (as defined below) in accordance with its standard procedures. If the notes to be redeemed are not global notes then held by DTC, or DTC prescribes no method of selection, the trustee will select the notes to be

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redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate and subject to and otherwise in accordance with the procedures of DTC.
Change of Control
If a Change of Control Triggering Event (as defined below) occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of such series as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes of such series to repurchase all or any part of that holder’s notes of such series on the terms set forth in such notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to but not including the date of repurchase (the “Change of Control Payment”). With respect to the notes of each series, within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the notes of the applicable series describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:
“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than us or one of our Subsidiaries (as defined below)) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified,

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consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a Person (as defined below) shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our Subsidiaries) (a “Transferee”), provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total Voting Stock as measured by voting power rather than number of shares of the Transferee; (3) we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such Person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (as defined below).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and BBB- (or the equivalent) by S&P (as defined below), and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies (as defined below) selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) and which is reasonably acceptable to the trustee as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means (A) with respect to the notes due 2020, the rating on such notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies, (B) with respect to the notes due 2022, the rating on such notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies, (C) with respect to the notes due 2025, the rating on such notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies and (D) with respect to the notes due 2045, the rating on such notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies, in each case, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

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“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Sinking Fund
The notes are not be entitled to the benefit of any sinking fund.
Limitation on Liens
Other than as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Subsidiary of ours to, create or assume any Indebtedness (as defined below) secured by any Lien (as defined below) on any of our or their respective Properties (as defined below) unless the notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien. This restriction does not apply to Indebtedness that is secured by:
•Liens existing on the date of the issuance of the notes;
•Liens securing only the notes;
•Liens on Property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of ours or is merged into or consolidated with, or its assets are acquired by, us or any Subsidiary of ours (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other Property and the Indebtedness so secured is not increased;
•Liens to secure Indebtedness incurred for the purpose of all or any part of a Property’s purchase price or cost of construction or additions, repairs, alterations or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such Property’s purchase price or cost, (2) such Lien does not extend to or cover any other Property other than the Property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made and (3) such Lien is incurred prior to or within 270 days after the acquisition of such Property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such Property thereafter;
•Liens in favor of the U.S. or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;
•Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;
•title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the Property subject thereto;
•Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation;
•Liens arising out of legal proceedings, including Liens arising out of judgments or awards;
•warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

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•Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business;
•Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;
•Liens on the assets of a special purpose Subsidiary resulting from securitization transactions with respect to accounts receivable, royalties and similar assets included in such securitization transactions;
•Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
•Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;
•Liens on key-man life insurance policies granted to secure our Indebtedness against the cash surrender value thereof;
•Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations (as defined below) and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect us or any of our Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
•Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;
•Liens in our favor or the favor of any of our Subsidiaries; or
•Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing bullets or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Property and the Indebtedness so secured does not exceed the fair market value (as determined by our board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be.
Limitation on Sale and Leaseback Transactions
Other than as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any of our Subsidiaries to, enter into any Sale and Leaseback Transaction (as defined below) with respect to any of our or their respective Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless:
•such transaction was entered into prior to the first issue date of the notes;
•such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;
•we or such Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Debt (as defined below) with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above;

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•the lease is for a period not in excess of five years, including renewal rights; or
•we or the Subsidiary, prior to or within 270 days after the sale of such Property in connection with the Sale and Leaseback Transaction is completed, applies the net cash proceeds of the sale of the Property leased to:
a.the retirement of the notes or debt of ours ranking equally with the notes or to the retirement of any debt of a Subsidiary of ours, or
b.the acquisition of different property, facilities or equipment or the expansion of our existing business, including the acquisition of other businesses.
Exempted Liens and Sale and Leaseback Transactions
Notwithstanding the restrictions described under the headings “—Limitation on Liens” or “—Limitation on Sale and Leaseback Transactions,” we or any Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 10% of Consolidated Total Assets (as defined below):
•the outstanding Indebtedness secured by such Liens (not including any Liens permitted under “—Limitation on Liens” which amount does not include any Liens permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”); plus
•all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under “—Limitation on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Subsidiary of ours.
Merger, Consolidation or Sale of Assets
We may merge or consolidate with another Person and may sell, transfer or lease all or substantially all of our assets to another Person if all the following conditions are met:
•the merger, consolidation or sale of assets must not cause an event of default. See “—Events of Default.” An event of default for this purpose would also include any event that would be an event of default if the notice or time requirements were disregarded;
•if we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must be organized under the laws of the U.S., any state thereof or the District of Columbia;
•if we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must expressly assume by supplemental Indenture all of our obligations under the notes and the Indenture; and
•we must deliver specific certification and documents to the trustee.
Events of Default
The term “event of default” in respect of each series of the notes means any of the following:
•we do not pay the principal of or any premium on the notes of that series on its due date;

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•we do not pay interest on the notes of that series within 30 days of its due date whether at maturity, upon redemption or upon acceleration (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent for application to pay such interest prior to the expiration of the 30-day period);
•we remain in breach of a covenant in respect of the notes of that series for 90 days after we receive a written notice of default in accordance with the provisions of the Indenture stating we are in breach and requiring that we remedy the breach; or
•certain events of bankruptcy, insolvency or reorganization occur with respect to us or any significant Subsidiary of ours.
If an event of default (other than due to certain events in bankruptcy, insolvency or reorganization) with respect to the notes of a series has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the notes of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare the entire principal amount (and premium, if any) of, and all the accrued and unpaid interest on the notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default with respect to the notes of any of the series occurs because of certain events in bankruptcy, insolvency or reorganization relating to us, the principal amount of the notes of that series will be automatically accelerated, without any action by the trustee or any holder. Holders of a majority in aggregate principal amount of the notes of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of the notes of that series. A declaration of acceleration of maturity with respect to the notes of a series may be canceled, under specific circumstances, by the holders of at least a majority in aggregate principal amount of the notes of that series.
If any securities are outstanding under the Indenture, the Indenture requires us, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to our compliance with the Indenture. The trustee will generally give the holders of notes notice within 90 days of the occurrence of an event of default known to the trustee.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any of the holders unless the holders offer the trustee indemnity or security satisfactory to it. If indemnity or security satisfactory to the trustee is provided, the holders of a majority in aggregate principal amount of the notes of the applicable series may, with respect to the notes of that series, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or event of default.
Before you are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes of the applicable series, the following must occur:
•you must give the trustee written notice that an event of default has occurred and remains uncured;
•the holders of at least 25% in aggregate principal amount of the outstanding notes of that series must make a written request that the trustee take action because of the default and must offer the trustee indemnity or security satisfactory to it against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•holders of a majority in aggregate principal amount of the notes of that series must not have given the trustee a direction inconsistent with the above notice.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date.

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Defeasance
Full Defeasance. If the Internal Revenue Service issues a ruling or there is a change in applicable U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the notes, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for your benefit and the benefit of all other registered holders of the notes, money, U.S. government or U.S. government agency notes or bonds or a combination thereof that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates including, possibly, their earliest redemption date; and
•we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and that you will not be taxed on the notes any differently than if the full defeasance had not occurred.
If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
Covenant Defeasance. We can be released from the restrictive covenants in the notes if we make the arrangements described below. This is called “covenant defeasance.” In that event, the registered holders of the notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for your benefit and the benefit of all other registered holders of the notes, money, U.S. government or U.S. government agency notes or bonds or a combination thereof that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates, including their earliest possible redemption date; and
•we must deliver to the trustee a legal opinion confirming that under current U.S. federal income tax law the registered holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and that the registered holders of the notes will not be taxed on the notes any differently than if the covenant defeasance had not occurred.
If we accomplish covenant defeasance, the following provisions of the Indenture and the notes would no longer apply unless otherwise specified:
•our promises regarding conduct of our business and other matters and any other covenants applicable to the series of notes; and
•the definition of an event of default as a breach of such covenants.
If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.
In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium and interest, if any, on the notes of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.
Notices

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With respect to the notes, we and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the list of registered holders.
Modification or Waiver
We generally may modify and amend the Indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of the affected series. However, we may not make any modification or amendment without the consent of each holder of the notes of the affected series if such action would:
•change the stated maturity of, or the principal of or premium or interest on, the notes;
•reduce any amounts due on the notes or payable upon acceleration of the maturity of the notes following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in this prospectus supplement) or currency of payment on the notes;
•modify the notes to contractually subordinate the notes in right of payment to other Indebtedness;
•reduce the percentage of holders of notes whose consent is needed to modify or amend the Indenture;
•reduce the percentage of holders of notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults; and
•modify any other aspect of the provisions of the Indenture dealing with modification and waiver except to increase the voting requirements.
Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of that series, waive our compliance with certain provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of such series, waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of or premium or interest on any notes of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series; provided however that the holders of a majority in aggregate principal amount of the outstanding notes of the affected series may rescind an acceleration and its consequences, including any payment default that resulted from such acceleration.
Notwithstanding the foregoing, without the consent of any holder of notes of a series, we may amend or supplement the Indenture or the notes for among other reasons:
•to cure any ambiguity, defect or inconsistency provided such amendment or supplement does not adversely affect the rights of any holder of notes of that series;
•to comply with the covenant described under “—Merger, Consolidation or Sale of Assets;”
•to appoint a successor trustee with respect to the notes and to add to or change any of the provisions of the Indenture necessary to provide for the administration of the trusts in the Indenture by more than one trustee;
•to comply with the requirements of the U.S. Securities and Exchange Commission (“SEC”) in order to maintain the qualification of the Indenture under the Trust Indenture Act of 1939;
•to make any change that would not adversely affect the rights of any holder of notes of that series;

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•to provide for the issuance of any additional notes as permitted by the Indenture; and
•to conform the Indenture or the notes to the description thereof set forth in the prospectus supplement and in the accompanying prospectus.
Satisfaction and Discharge
The Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Indenture with respect to the notes, when the following conditions have been satisfied:
•all notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;
•we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for notes that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for notes that have not become due and payable);
•we have paid or caused to be paid all other sums payable under the Indenture; and
•we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that we have complied with all these conditions.
We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.
The Trustee
The trustee is U.S. Bank National Association. U.S. Bank National Association is also the initial paying agent and registrar for the notes.
The Indenture provides that, except during the continuance of an event of default under the Indenture, the trustee under the Indenture will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in outstanding aggregate principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the Indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the Indenture will exercise such rights and powers vested in it under the Indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The Indenture and provisions of the Trust Indenture Act incorporated by reference in the Indenture contain limitations on the rights of the trustee under such Indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain Property received by it in respect of any such claims, as security or otherwise. The trustee under the Indenture is permitted to engage in other transactions. However, if the trustee under the Indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.
The trustee may resign or be removed and a successor trustee may be appointed.
Governing Law
The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Definitions

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The following definitions are applicable to this Description of Notes:
“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of (1) the fair market value of the Property (as determined in good faith by our board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture.
“Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles.
“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with accounting principles generally accepted in the United States.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.
“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.
“Property” means any property or asset, whether real, personal or mixed or tangible or intangible.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any Property that has been or is to be sold or transferred by us or such Subsidiary, as the case may be, to such Person.
“Subsidiary” of any Person means (1) a corporation, a majority of the outstanding Voting Stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

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Global Notes: Book-Entry System
The Global Notes
The notes of each series is represented by one or more fully registered global notes, without interest coupons, was deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co. or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in limited circumstances.
Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.
The notes may be presented for registration of transfer and exchange at the offices of the trustee as set forth in the Indenture.
Certain Book Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank, S.A./N.V. and Clearstream Luxembourg, société anonyme.

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Description of Notes Due 2030 and 2050
The following description of our 2.250% Senior Notes due 2030 (the “notes due 2030”) and the 3.150% Senior Notes due 2050 (the “notes due 2050” and, together with the notes due 2030, the “notes”), is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture dated as of September 15, 2015, between Biogen Inc. and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture, dated as of April 30, 2020, between Biogen Inc. and the trustee, as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. A copy of the indenture is available for inspection at the office of the trustee.
We encourage you to read the above referenced Indenture, as supplemented, for additional information.
As used in this Description of Notes, the terms “the Company,” “we,” “our,” “us” and other similar references refer only to Biogen Inc. and not to any of its subsidiaries.
General
•The notes due 2030 were initially limited to $1,500,000,000 aggregate principal amount. The maturity date of the notes due 2030 is May 1, 2030.
•The notes due 2050 were initially limited to $1,500,000,000 aggregate principal amount. The maturity date of the notes due 2050 is May 1, 2050.
We may from time to time, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes of any of the series having the same ranking and the same interest rate, maturity and other terms as the notes of the applicable series. Any additional notes having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture; provided that if the additional notes are not fungible with the notes of such series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.
Interest and Principal
The notes due 2030 bear interest at a fixed rate of 2.250%. The notes due 2050 bear interest at a fixed interest rate of 3.150%. Interest will be payable semiannually on November 1 and May 1 of each year, beginning November 1, 2020. Interest on the notes is paid to holders of record at the close of business on the October 15 or April 15, whether or not a business day, immediately before the applicable interest payment date. The amount of interest payable on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months.
The notes were issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
If any interest payment date or the maturity date of the notes is not a business day, then the related payment of interest and/or principal payable on such date will be paid on the next succeeding business day with the same force and effect as if made on such interest payment date or maturity date and no further interest will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
Ranking
The notes are senior unsecured obligations and rank equal in right of payment with our other existing and future senior unsecured obligations and senior in right of payment to any of our future subordinated indebtedness.

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The notes are effectively subordinated to all of our existing and future secured indebtedness and other secured liabilities to the extent of the value of the assets securing such indebtedness and liabilities.
The notes are structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of the notes have a junior position to the claims of creditors of our direct and indirect subsidiaries on the assets and earnings of such subsidiaries.
Optional Redemption
At any time prior to the Par Call Date (as defined below) for the notes due 2030, and from time to time, the notes due 2030 are redeemable as a whole or in part, at our option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes due 2030 at a redemption price equal to the greater of:
•100% of principal amount of the notes due 2030 to be redeemed, or
•the sum of the present values of the remaining scheduled payments (through the Par Call Date for the notes due 2030 assuming for such purpose that such notes matured on the Par Call Date for the notes due 2030) of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 25 basis points, in the case of notes due 2030.
plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.
On or after the Par Call Date for the notes due 2030, the notes due 2030 may be redeemed, as a whole or in part, at our option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes to be redeemed (or otherwise delivered in accordance with the applicable procedures of DTC), at a redemption price equal to 100% of the principal amount of the notes to be redeemed on the redemption date plus accrued and unpaid interest to, but not including, the date of redemption.
Optional redemption of notes due 2050
At any time prior to the Par Call Date for the notes due 2050, and from time to time, the notes due 2050 are redeemable as a whole or in part, at our option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes due 2050 at a redemption price equal to the greater of:
•100% of principal amount of the notes due 2050 to be redeemed, or
•the sum of the present values of the remaining scheduled payments (through the Par Call Date for the notes due 2050 assuming for such purpose that such notes matured on the Par Call Date for the notes due 2050) of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 30 basis points, in the case of notes due 2050.
plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.
“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the notes of the applicable series (“Remaining Life”) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

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“Comparable Treasury Price” means, with respect to any notes of a series on any redemption date, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by us.
“Par Call Date” means:
•with respect to the notes due 2030, February 1, 2030 (three months prior to the maturity date of the notes due 2030); and
•with respect to the notes due 2050, November 1, 2049 (six months prior to the maturity date of the notes due 2050).
“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus three other primary U.S. Government securities dealers in The City of New York selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date: (1) the rate per annum equal to the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.
On and after the redemption date for the notes of the applicable series, interest will cease to accrue on the notes of that series or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before the redemption date for the notes of that series, we will deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes of that series to be redeemed will be selected by DTC in accordance with its standard procedures. If the notes to be redeemed are not global notes then held by DTC, or DTC prescribes no method of selection, the trustee will select the notes to be redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate and subject to and otherwise in accordance with the procedures of DTC. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent, and, at our discretion, the redemption date may be delayed until such time as

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any or all such conditions shall be satisfied. We will provide written notice to the trustee prior to the close of business two business days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.
Change of Control
If a Change of Control Triggering Event (as defined below) occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of such series as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes of such series to repurchase all or any part of that holder’s notes of such series on the terms set forth in such notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to but not including the date of repurchase (the “Change of Control Payment”). With respect to the notes of each series, within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) to holders of the notes of the applicable series describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of DTC) or, if the notice is mailed (or otherwise delivered) prior to the Change of Control, no earlier than 10 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed (or otherwise delivered) prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

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“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than us or one of our Subsidiaries (as defined below)) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a Person (as defined below) shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our Subsidiaries) (a “Transferee”), provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total Voting Stock as measured by voting power rather than number of shares of the Transferee; (3) we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such Person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (as defined below).
“Fitch” means Fitch Inc., or any successor thereto.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and BBB- (or the equivalent) by S&P (as defined below) or Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies (as defined below) selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s and S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) and which is reasonably acceptable to the trustee as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“Rating Event” means with respect to either series of notes, the rating on such notes is lowered by at least two of the three Rating Agencies and such notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

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“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Sinking Fund
The notes are not entitled to the benefit of any sinking fund.
Limitation on Liens
Other than as provided in this section or as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Subsidiary of ours to, create or assume any Indebtedness (as defined below) secured by any Lien (as defined below) on any of our or their respective Principal Properties (as defined below) unless the notes are secured by such Lien (as defined below) equally and ratably with, or prior to, the Indebtedness secured by such Lien. This restriction does not apply to Indebtedness that is secured by:
•Liens existing on the date of the issuance of the notes;
•Liens securing only the notes;
•Liens on property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of ours or is merged into or consolidated with, or its assets are acquired by, us or any Subsidiary of ours (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other property and the Indebtedness so secured is not increased;
•Liens to secure Indebtedness incurred for the purpose of all or any part of a property’s purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such property’s purchase price or cost, (2) such Lien does not extend to or cover any other property other than the property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made and (3) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such property thereafter;
•Liens in favor of the U.S. or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;
•Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;
•title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the property subject thereto;
•Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation;
•Liens arising out of legal proceedings, including Liens arising out of judgments or awards;
•warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

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•Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business;
•Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;
•Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;
•Liens in our favor or the favor of any of our Subsidiaries; or
•Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing bullets or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Principal Property and the Indebtedness so secured does not exceed the fair market value (as determined by our board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be.
Limitation on Sale and Leaseback Transactions
Other than as provided under “—Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any of our Subsidiaries to, enter into any Sale and Leaseback Transaction (as defined below) with respect to any of our or their respective Principal Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless:
•such transaction was entered into prior to the first issue date of the notes;
•such transaction was for the sale and leasing back to us of any property by one of our Subsidiaries;
•we or such Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt (as defined below) with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above;
•the lease is for a period not in excess of five years, including renewal rights; or
•we or the Subsidiary, prior to or within 270 days after the sale of such property in connection with the Sale and Leaseback Transaction is completed, applies the net cash proceeds of the sale of the property leased to:
(a)the retirement of the notes or debt of ours ranking equally with the notes or to the retirement of any debt of a Subsidiary of ours, or
(b)the acquisition of another Principal Property.
Exempted Liens and Sale and Leaseback Transactions
Notwithstanding the restrictions described under the headings “—Limitation on Liens” or “—Limitation on Sale and Leaseback Transactions,” we or any Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 15% of Consolidated Total Assets (as defined below):

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•the outstanding Indebtedness secured by such Liens (not including any Liens permitted under “—Limitation on Liens” which amount does not include any Liens permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”); plus
•all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under “—Limitation on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “—Exempted Liens and Sale and Leaseback Transactions”), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Subsidiary of ours.
Merger, Consolidation or Sale of Assets
We may merge or consolidate with another Person and may sell, transfer or lease all or substantially all of our assets to another Person if all the following conditions are met:
•the merger, consolidation or sale of assets must not cause an event of default. See “—Events of Default.” An event of default for this purpose would also include any event that would be an event of default if the notice or time requirements were disregarded;
•if we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must be organized under the laws of the U.S., any state thereof or the District of Columbia;
•if we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must expressly assume by supplemental indenture all of our obligations under the notes and the indenture; and
•we must deliver specific certification and documents to the trustee.
Events of Default
The term “event of default” in respect of each series of the notes means any of the following:
•we do not pay the principal of or any premium on the notes of that series on its due date;
•we do not pay interest on the notes of that series within 30 days of its due date whether at maturity, upon redemption or upon acceleration (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent for application to pay such interest prior to the expiration of the 30-day period);
•we remain in breach of a covenant in respect of the notes of that series for 90 days after we receive a written notice of default in accordance with the provisions of the indenture stating we are in breach and requiring that we remedy the breach; or
•certain events of bankruptcy, insolvency or reorganization occur with respect to us or any significant Subsidiary of ours.
If an event of default (other than due to certain events in bankruptcy, insolvency or reorganization) with respect to the notes of a series has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the notes of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare the entire principal amount (and premium, if any) of, and all the accrued and unpaid interest on the notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an

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event of default with respect to the notes of any of the series occurs because of certain events in bankruptcy, insolvency or reorganization relating to us, the principal amount of the notes of that series will be automatically accelerated, without any action by the trustee or any holder. Holders of a majority in aggregate principal amount of the notes of a series may also waive certain past defaults under the indenture on behalf of all of the holders of the notes of that series. A declaration of acceleration of maturity with respect to the notes of a series may be canceled, under specific circumstances, by the holders of at least a majority in aggregate principal amount of the notes of that series.
If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to our compliance with the indenture. The trustee will generally give the holders of notes notice within 90 days of the occurrence of an event of default known to the trustee.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any of the holders unless the holders offer the trustee indemnity and/or security satisfactory to it. If indemnity or security satisfactory to the trustee is provided, the holders of a majority in aggregate principal amount of the notes of the applicable series may, with respect to the notes of that series, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or event of default.
Before you are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes of the applicable series, the following must occur:
•you must give the trustee written notice that an event of default has occurred and remains uncured;
•the holders of at least 25% in aggregate principal amount of the outstanding notes of that series must make a written request that the trustee take action because of the default and must offer the trustee indemnity and/or security satisfactory to it against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•holders of a majority in aggregate principal amount of the notes of that series must not have given the trustee a direction inconsistent with the above notice.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date.
Defeasance
Full Defeasance. If the Internal Revenue Service issues a ruling or there is a change in applicable U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the notes, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for your benefit and the benefit of all other registered holders of the notes, money, U.S. government or U.S. government agency notes or bonds or a combination thereof that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates including, possibly, their earliest redemption date; and
•we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and that you will not be taxed on the notes any differently than if the full defeasance had not occurred.

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If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
Covenant Defeasance. We can be released from the restrictive covenants in the notes if we make the arrangements described below. This is called “covenant defeasance.” In that event, the registered holders of the notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for your benefit and the benefit of all other registered holders of the notes, money, U.S. government or U.S. government agency notes or bonds or a combination thereof that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates, including their earliest possible redemption date; and
•we must deliver to the trustee a legal opinion confirming that under current U.S. federal income tax law you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and that you will not be taxed on the notes any differently than if the covenant defeasance had not occurred.
If we accomplish covenant defeasance, the following provisions of the indenture and the notes would no longer apply unless otherwise specified:
•our promises regarding conduct of our business and other matters and any other covenants applicable to the series of notes; and
•the definition of an event of default as a breach of such covenants.
If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.
In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium and interest, if any, on the notes of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.
Notices
With respect to the notes, we and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the list of registered holders.
Modification or Waiver
We generally may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of the affected series. However, we may not make any modification or amendment without the consent of each holder of the notes of the affected series if such action would:
•change the stated maturity of, or the principal of or premium or interest on, the notes;
•reduce any amounts due on the notes or payable upon acceleration of the maturity of the notes following a default;

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•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in this prospectus supplement) or currency of payment on the notes;
•modify the notes to contractually subordinate the notes in right of payment to other Indebtedness;
•reduce the percentage of holders of notes whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements.
Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of that series, waive our compliance with certain provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or premium or interest on any notes of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series; provided however that the holders of a majority in aggregate principal amount of the outstanding notes of the affected series may rescind an acceleration and its consequences, including any payment default that resulted from such acceleration.
Notwithstanding the foregoing, without the consent of any holder of notes of a series, we may amend or supplement the indenture or the notes for among other reasons:
•to cure any ambiguity, defect or inconsistency provided such amendment or supplement does not adversely affect the rights of any holder of notes of that series;
•to comply with the covenant described under “—Merger, Consolidation or Sale of Assets;”
•to appoint a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture necessary to provide for the administration of the trusts in the indenture by more than one trustee;
•to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939;
•to make any change that would not adversely affect the rights of any holder of notes of that series;
•to provide for the issuance of any additional notes as permitted by the indenture; and
•to conform the indenture or the notes to the description thereof set forth in this prospectus supplement and in the accompanying prospectus.
Satisfaction and Discharge
The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to the notes, when the following conditions have been satisfied:
•all notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

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•we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for notes that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for notes that have not become due and payable);
•we have paid or caused to be paid all other sums payable under the indenture; and
•we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that we have complied with all these conditions.
We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.
The Trustee
The trustee is U.S. Bank National Association. U.S. Bank National Association is also the initial paying agent and registrar for the notes.
The indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding aggregate principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.
The trustee may resign or be removed and a successor trustee may be appointed.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Definitions
The following definitions are applicable to this Description of Notes:
“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of (1) the fair market value of the property (as determined in good faith by our board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the indenture.
“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with accounting principles generally accepted in the U.S.

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“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under any lease; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.
“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.
“Principal Property” means (1) any manufacturing facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by us or any Subsidiary and located within the continental U.S. and having a net book value which, on the date the determination as to whether a property is a Principal Property is being made, exceeds 1% of our Consolidated Total Assets other than any such facility or a portion thereof which our board of directors determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by us and our Subsidiaries as an entirety or (2) any shares of stock or Indebtedness of any Subsidiary owning a Principal Property.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any property that has been or is to be sold or transferred by us or such Subsidiary, as the case may be, to such Person.
“Subsidiary” of any Person means (1) a corporation, a majority of the outstanding Voting Stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).
Global Notes: Book-Entry System
The Global Notes
The notes of each series is represented by one or more fully registered global notes, without interest coupons, was deposited upon issuance with the trustee as custodian for DTC, and registered in the name of Cede & Co. or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in limited circumstances.
Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.
The notes may be presented for registration of transfer and exchange at the corporate trust offices of the trustee as set forth in the indenture.
Certain Book Entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank, S.A./N.V.

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